GLOBAL CUSTODY AGREEMENT

 This AGREEMENT is effective as of July 2, 2001, and is between THE CHASE MANHATTAN BANK ("Bank") and EMERGING MARKETS GROWTH FUND, INC. ("Customer"). WHEREAS, Customer desires to appoint, in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, Bank as custodian, and Bank has agreed to act as such under the terms and conditions hereinafter set forth.
NOW THEREFORE, Bank and Customer agree as follows:
1. APPOINTMENT OF CUSTODIAN; CUSTOMER ACCOUNTS.
 Customer hereby appoints Bank as its custodian. Bank hereby accepts such appointment. Bank, acting as "Securities Intermediary" (as defined in Section 2 hereof) shall establish and maintain the following accounts in the name of
Customer:
 (a) a Custody Account for Securities and other Financial Assets (as such terms are defined in Section 2 hereof);
 (b) an account ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check; and
 (c) upon Instructions from Customer, an account ("Transaction Account") for Customer for U.S. dollar cash movements not related to Securities and other Financial Assets held in the Custody Account or the Deposit Account, with cash in such Account to be used by Chase to fund withdrawals by draft or check as determined by Customer.
 Customer warrants its authority to: (i) deposit the Financial Assets and cash (collectively, "Assets") received in the Custody Account or the Deposit Account, as the case may be (collectively, "Accounts") and (ii) give Instructions concerning the Accounts. Bank may deliver Financial Assets of the same class in place of those deposited in the Custody Account.
 Bank shall be accountable under the terms of this agreement to the Customer for all Assets held in the Accounts and shall take prompt and appropriate action to remedy any discrepancies with respect to such Assets. Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.
2. DEFINITIONS.
 As used herein, the following terms shall have the following respective meanings:
 (a) "Affiliate" shall mean an entity controlling, controlled by, or under common control with, another entity.
 (b) "Authorized Person" shall mean an employee or agent (including an investment manager) designated by prior written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.
 (c) "Certificated Security" shall mean a Security that is represented by a certificate.
 (d) "Custody Account" shall mean each custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.
 (e) "Eligible Foreign Custodian" shall have the meaning assigned thereto in Rule 17f-5 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the U.S. Securities and Exchange Commission).
 (f) "Eligible Securities Depository" shall have the meaning assigned thereto in Rule 17f-7 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the U.S. Securities and Exchange Commission).
 (g) "Eligible Contract" shall mean a currently effective written contract between Bank and a Subcustodian satisfying the requirements of paragraph (c)(2) of Rule 17f-5 (including any amendments thereto or successor provisions).
 (h) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.
 (i) "Financial Asset" shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, generally means:
 (i) a Security;
 (ii) an obligation of a person or a share, participation or other interest in a person or property or enterprise of a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or
 (iii) any property that is held by a Securities Intermediary for another person in a Securities account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a financial asset under Article 8 of the Uniform Commercial Code. As the context requires, the term means either the interest itself or the means by which a person's claim to it is evidenced, including a Certificated Security or an Uncertificated Security, a Security certificate, or a Security Entitlement. Financial Asset shall in no event mean cash.
 (j) "Foreign Assets" shall have the meaning assigned thereto under Rule 17f-5, which, as of the date hereof, means any investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect Customer's transactions in those investments.
 (k) "Instructions" shall mean instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system (which may include Internet-based systems involving appropriate testing and authentication) acceptable to Bank which Bank believes in good faith to have been given by, or under the direction of, Authorized Persons. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.
 (l) "Local Practice" shall mean the customary securities trading or securities processing practices and procedures generally accepted by Institutional Investors in the jurisdiction or market in which the transaction occurs, including, without limitation:
 (i) delivering Financial Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such securities from such purchaser or dealer;
 (ii) delivering cash to a seller or a dealer (or an agent for such seller or dealer) against expectation of receiving later delivery of purchased Financial Assets; or
 (iii) in the case of a purchase or sale effected through a securities system, in accordance with the rules governing the operation of such system.
 (m) "Institutional Investor" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases and sells Financial Assets and makes use of global custodial services.
 (n) "Riders" shall have the meaning assigned thereto in Section 16(f) of this Agreement.
 (o) "Rule 17f-5" shall mean rule 17f-5 under the 1940 Act, including any amendments thereto or successor rules.
 (p) "Rule 17f-7" shall mean rule 17f-7 under the 1940 Act, including any amendments thereto or successor rules.
 (q) "Security" shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, generally means an obligation of an issuer or a share, participation, or other interest in an issuer or in property or an enterprise of an issuer:
 (i) which is represented by a security certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;
 (ii) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and
(iii) which:
(A) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or
 (B) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the Uniform Commercial Code.
 (r) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of
Article 8 of the Uniform Commercial Code.
 (s) "Securities Intermediary" shall have the meaning assigned thereto in
Article 8 of the Uniform Commercial Code, which, as of the date hereof, means Bank, a Subcustodian, a securities depository, clearing corporation or any other person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.
 (t) "Uncertificated Security" shall mean a Security that is not represented by a certificate.
 (u) "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of New York, as amended from time to time.
3. MAINTENANCE OF FINANCIAL ASSETS AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS. Unless Instructions specifically require another location reasonably acceptable to Bank:
 (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and
 (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.
 Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency (and Bank acknowledges that Customer's preference is for its cash balances to be held in interest bearing accounts where available). To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself (or its Affiliates, in accordance with applicable law and regulation), at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank.
 If Customer wishes to have any Foreign Assets held in the custody of an institution other than the established Subcustodians as defined in Section 4 (or an Eligible Securities Depository listed on Schedule B hereto), such arrangement must be authorized by a written agreement, signed by Bank and Customer.
4. SUBCUSTODIANS.
 (a) Bank may act under the Agreement through the subcustodians with which Bank has entered into Eligible Contracts and which are listed on Schedule A attached hereto ("Subcustodians"). Bank reserves the right, exercising reasonable discretion, to amend Schedule A from time to time. Any such amendment shall be effective upon 45 calendar days' notice to Customer in accordance with the Agreement.
 (b) Bank hereby represents to Customer that each Subcustodian is an Eligible Foreign Custodian. If Schedule A is amended to add one or more Subcustodians, this representation shall be effective as to the amended Schedule on the date of such amendment. As soon as reasonably practicable, Bank shall advise Customer if any Subcustodian ceases to be an Eligible Foreign Custodian.
 (c) Customer authorizes Bank to hold Assets in accounts that Bank has established with one or more of its branches or such Subcustodians, provided that, in the case of an Eligible Foreign Custodian, Customer's Foreign Custody Manager has made the determinations required by Rule 17f-5 with respect to the Foreign Assets to be held by such Subcustodian. If Bank is not acting as Foreign Custody Manager at such time, Customer shall give Bank appropriate notice of such determinations.
5. APPOINTMENT AS FOREIGN CUSTODY MANAGER.
Customer hereby appoints Bank as its Foreign Custody Manager in accordance with Rule 17f-5. Bank hereby accepts such appointment. Customer and Bank shall act in conformity with such rule (including any amendments thereto or successor provisions) for as long as Bank acts as Customer's Foreign Custody Manager. Bank's appointment as Foreign Custody Manager (or for a particular country or other political or geographical jurisdiction) may be terminated at any time by Customer or Bank. Any such termination shall be effected in a manner consistent with the provisions for notice and termination set forth elsewhere in this Agreement.
As of the date hereof, Rule 17f-5 provides that Customer may from time to time place or maintain in the care of an Eligible Foreign Custodian any of Customer's Foreign Assets, PROVIDED THAT:
(a) Customer's Foreign Custody Manager determines that Customer's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:
(i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for Certificated Securities (if applicable), the method of keeping custodial records, and the security and data protection practices;
(ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for Foreign Assets;
(iii)  The Eligible Foreign Custodian's general reputation and standing; and
(iv) Whether Customer will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the custodian in the United States or the custodian's consent to service of process in the United States.
(b) The arrangement with the Eligible Foreign Custodian is governed by a written contract that Customer's Foreign Custody Manager, has determined will provide reasonable care for Customer's assets based on the standards set forth in paragraph (a) above.
(i) Such contract must provide:
(A) For indemnification or insurance arrangements (or any combination of the foregoing) that will adequately protect Customer against the risk of loss of Foreign Assets held in accordance with such contract;
(B) That Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the custodian arising under bankruptcy, insolvency, or similar laws;
(C) That beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
(D) That adequate records will be maintained identifying the assets as belonging to Customer or as being held by a third party for the benefit of Customer;
(E) That Customer's independent public accountants will be given access to those records or confirmation of the contents of those records; and
(G) That Customer will receive periodic reports with respect to the safekeeping of Customer's assets, including, but not limited to, notification of any transfer to or from Customer's account or a third party account containing assets held for the benefit of Customer.
(ii) Such contract may contain, in lieu of any or all of the provisions specified in paragraph (b)(i) above, such other provisions that Customer's Foreign Custody Manager, determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets as the specified provisions, in their entirety.
(c) (i) Customer's Foreign Custody Manager, has established a system to monitor the appropriateness of maintaining Customer's assets with a particular custodian under paragraph (a) above, and to monitor performance of the contract under paragraph (b) above.
(ii) If an arrangement no longer meets these requirements, Customer must withdraw its assets from the Eligible Foreign Custodian as soon as reasonably practicable.
 Customer's Foreign Custody Manager will provide written reports in a form reasonably acceptable to Customer (or an Authorized Person) notifying Customer's Board of Directors (or equivalent body; hereinafter, "Board") of the placement of Customer's Foreign Assets with a particular custodian and of any material change in Customer's non-U.S. custody arrangements, with the reports to be provided to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's non-U.S. custody arrangements.
6. SECURITIES DEPOSITORIES.
 (a) Bank hereby represents to Customer that each securities depository listed on Schedule B is an Eligible Securities Depository. If Schedule B is amended, this representation shall be effective as to the amended Schedule on the date of such amendment. Bank shall promptly advise Customer if any securities depository listed on Schedule B ceases to be an Eligible Securities Depository.
 (b) Bank shall provide Customer an analysis of the custody risks (which analyses may be provided to Customer electronically) associated with maintaining Customer's Foreign Assets with each Eligible Securities Depository used by Bank as of a date to be agreed upon between the parties, but which shall in no event be later than June 15, 2001, (or, in the case of an Eligible Securities Depository not used by Bank as of the agreed upon date, prior to the initial placement of Customer's Foreign Assets at such Depository after such date) and at which any Foreign Assets of Customer are held or are expected to be held. Bank shall monitor the custody risks associated with maintaining Customer's Foreign Assets at each such Eligible Securities Depository on a continuing basis, and shall promptly notify Customer or its investment adviser of any material changes in such risks.
 (c) Bank shall, upon Customer's reasonable request from time to time, provide certain additional information ("Additional Information") to Customer beyond the scope of the information Bank is otherwise obligated to provide to Customer under this Agreement, or any other agreement between the parties relating to Customer's Foreign Assets. For example, Additional Information may relate to a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and similar risks, but shall not include information required to be provided under this Agreement or any other agreement between the parties relating to Customer's Foreign Assets.
 (d) Bank's obligation to provide Customer with Additional Information shall be limited to the extent Additional Information is (i) already in the possession of Bank, or (ii) available to Bank using commercially reasonable means. Customer hereby acknowledges that: (i) Additional Information is designed solely to inform Customer of certain market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but does not assume responsibility for inaccuracies or incomplete information attributable to actions or omissions of third parties. (For this purpose, "third parties" shall not include any of the Subcustodians listed on Schedule A, except to the extent that, in a given case, a Subcustodian accurately transmitted information it had itself received from a third party (such as from a regulator or securities depository) rather than information it had generated itself.)
 (e) Customer and Bank hereby acknowledge and agree that the decision to place Customer's Foreign Assets with an Eligible Securities Depository shall be made by Customer's investment adviser (subject to the Board's oversight) or the Customer, after consideration of the information provided by Bank and other information Customer deems relevant, and based on standards of care that are generally applicable to investment advisers and the Board. Further, the parties understand that the decision to place Customer's Foreign Assets with an Eligible Securities Depository does not have to be made separately, but may be made in the overall context of the decision to invest in a particular country.
7. USE OF SUBCUSTODIANS AND SECURITIES DEPOSITORIES.
 (a) Bank shall identify the Assets on its books as belonging to Customer .
 (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.
 (c) Any Financial Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian or its agent.
 (d) Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository.
 (e) Bank shall supply periodically, as mutually agreed upon, a statement in respect of any Securities and cash, including identification of the foreign entities having custody of the Securities and cash and descriptions thereof.
8. DEPOSIT ACCOUNT TRANSACTIONS.
 (a) Bank (or the applicable Subcustodian) shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.
 (b) In the event that any payment to be made under this Section 8 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.
 (c) Bank shall, or shall cause the applicable Subcustodian to: (i) subject to the last sentence hereof, collect amounts due and payable to Customer with respect to Financial Assets and other assets held in the Accounts; (ii) promptly credit to the account of Customer all income and other payments relating to Financial Assets or other Assets held by Bank hereunder upon Bank's receipt (or the applicable Subcustodian's receipt) of such income or payments or as otherwise agreed in writing by Customer and Bank; and (iii) promptly endorse and deliver instruments required to effect such collections. If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank shall furnish regular overdue income reports to Customer in writing (or by any means by which Instructions may be transmitted hereunder, other than by telephone) of any amounts payable with respect to Financial Assets or other Assets of Customer if such amounts are not received by Bank (or the applicable Subcustodian) when due (or otherwise in accordance with Local Practice). Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.
9. CUSTODY ACCOUNT TRANSACTIONS.
 (a) Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with Local Practice. In connection with the foregoing, where Bank believes in good faith that use of a reasonably available alternative practice to Local Practice would be more protective of Financial Assets than Local Practice, Bank shall advise Customer of such practice and if Customer authorizes its use such practice shall then be deemed to be Local Practice. Bank shall advise Customer of whether or not given markets routinely use same-day settlement practices, which advice may be given through Bank's Settlement System Market Practice Assessments(sm).
 (b) (i) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Financial Assets with respect to any sale, exchange or purchase of Financial Assets. (ii) Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Financial Assets are actually received by Bank (or the applicable Subcustodian) and reconciled to the Account. In connection with the foregoing, if Customer so requests and it is reasonably practicable for Bank to do so, Bank shall settle transactions in a given market in accordance with the procedures in 9(b)(ii) even if Bank otherwise makes the procedures in 9(b)(i) available.
 (1) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction; provided however that prior to taking action, Bank will use every reasonable effort to give Customer written notice of any such reversal which may include back valuation.
 (2) If any Financial Assets delivered pursuant to this Section 9 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.
10. ACTIONS OF BANK.
 Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:
 (a) Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.
 (b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.
 (c) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.
 (d) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian.
 (e) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.
 Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets.
 All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer until such funds or other property have been received by Bank (or the applicable Subcustodian). Bank shall have no liability for any loss occasioned by delay (other than its own) in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.
11. CORPORATE ACTIONS; PROXIES; TAXES.
 (a) Corporate Actions. Bank shall transmit promptly to Customer summary notification of corporate action information received on a timely basis by Bank (including, without limitation, pendency of calls and maturities of Financial Assets and expirations of rights in connection therewith and notices of exercise of call and put options written by Customer and the maturity of futures contracts (and options thereon) purchased or sold by Customer) from issuers of the Financial Assets being held by Customer. With respect to tender or exchange offers, Bank shall transmit promptly to Customer notice of corporate action information received on a timely basis by Bank from issuers of the Financial Assets whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If Customer desires to take action with respect to any tender offer, exchange offer or any other similar transaction, Customer shall notify Bank within such period as will give Bank (including any Subcustodian) sufficient time to take such action. Bank shall inform Customer of pertinent deadlines in each case.
 When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar corporate action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person, but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank shall take no action; it being understood, however, that as long as such instructions could still be acted upon in a timely fashion Bank shall use reasonable efforts to obtain instructions, even where Bank's own deadline for receipt of instructions has expired, but Bank shall have no liability if it is unable timely to act thereon.
 (b) Proxy Voting.
 (i) Bank shall, with respect to Financial Assets that are not Foreign Assets, cause to be promptly executed by the registered holder of such Financial Assets, if the Financial Assets are registered otherwise than in the name of Customer or a nominee thereof, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to Customer such proxies, all proxy soliciting materials and all notices relating to such Financial Assets.
 (ii) Bank shall, with respect to Financial Assets that are Foreign Assets, use commercially reasonable efforts to facilitate the exercise of voting and other shareholder proxy rights; it being understood and agreed that (A) proxy voting may not be available in all markets (it being understood that Bank shall make proxy voting services available to Customer in a given market where Bank offers such services to any other custody client), and (B) apart from voting, Bank will, upon request and in its discretion, assist customer in exercising other shareholder rights such as attending shareholder meetings, nominating directors and proposing agenda items. In particular, and without limiting the generality of the foregoing, Bank may provide written summaries of proxy materials in lieu of providing original materials (or copies thereof) and while Bank shall attempt to provide accurate summaries, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon the same where Bank prepared the same in good faith and with reasonable efforts. Customer acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice, practical constraints and other facts, may have the effect of severely limiting the ability of Customer to exercise shareholder rights. In addition, Customer acknowledges that: (A) in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all customers); and (B) proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (1) on loan; (2) at registrar for registration or reregistration;
(3) the subject of a conversion or other corporate action; (4) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (5) held in a margin or collateral account; and (6) American Depository Receipts.
 (iii) Customer and each Authorized Person shall respect the proprietary nature of information developed exclusively through the efforts of Bank (or Subcustodians or other parties acting under Bank's direction) in relation to proxy voting services.
 (c) Taxes.
 (i) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required to be deducted by any revenue or other governmental authority for whatever reason in respect of the Custody Account.
 (ii) Customer shall provide Bank with all required tax-related documentation and other information relating to Assets held hereunder ("Tax Information"). Tax Information shall include, but shall not be limited to, information necessary for submission to revenue or other governmental authorities to establish taxable amounts or reduce tax burdens that would otherwise be borne by Customer. Upon receipt of Instructions and all required Tax Information from Customer, Bank shall (A) execute ownership and other certificates and affidavits for all tax purposes (within and outside of the United States) in connection with receipt of income and other payments with respect to Assets held hereunder, or in connection with the purchase, sale or transfer of such Assets, and (B) where appropriate, file any certificates or other affidavits for the refund or reclaim of non-U.S. taxes paid with respect to such Assets. Customer warrants that, when given, Tax Information shall be true and correct in all material respects. Customer shall notify Bank promptly if any Tax Information requires updating or amendment to correct misleading information.
 (iii) Bank shall have no responsibility or liability for any tax obligations (including both taxes and any and all penalties, interest or additions to tax) now or hereafter imposed on Customer, or Bank as Customer's custodian, by any revenue or governmental authority, or penalties or other costs or expenses arising out of the delivery of, or failure to deliver, Tax Information by Customer
 (iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, in Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered; provided that, Bank shall make tax reclaim services available to Customer in a given country where Bank offers such services to any other custody client having the same tax status. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.
 (v) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.
 (vi) If Bank does not receive appropriate declarations, documentation and information then any applicable United States withholding tax shall be deducted from income received from Financial Assets.
12. NOMINEES.
 Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or Eligible Securities Depository, as the case may be. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account. Financial Assets accepted by Custodian on behalf Customer under this Agreement shall be in a form and delivered in a manner consistent with Local Practice.
13. INSTRUCTIONS.
 Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.
14. STANDARD OF CARE; LIABILITIES.
 (a) Bank shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to Customer for any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and reasonable attorneys' fees ("Losses") suffered or incurred by Customer resulting from failure of Bank (including any branch thereof, regardless of location) to exercise reasonable care and diligence. Bank shall be liable to Customer in respect of such Losses to the same extent that Bank would be liable to Customer if Bank were holding the affected Assets in New York City, but only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the Loss at the date of discovery of such Loss by Customer and without reference to any special conditions or circumstances.
 (b) Bank shall be liable to Customer for all Losses resulting from the action or inaction of any Subcustodian to the same extent that Bank would be liable to Customer if Bank were holding the affected Assets in New York City, and such action or inaction were that of the Bank.
 (c) As long as and to the extent that it has exercised reasonable care and acted in good faith, Bank shall not be responsible for:
 (i) the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement; it being understood that Bank shall be deemed to have exercised reasonable care in respect of this subparagraph (i) if Financial Assets are received by Bank in accordance with Local Practice for the particular Financial Asset in question;
 (ii) any act, omission, default or for the solvency of any broker or agent which it or a Subcustodian appoints; it being understood that Bank or a Subcustodian shall be deemed to have exercised reasonable care in respect of this subparagraph (ii) if it exercised reasonable care in the selection of any such broker or agent (and it being understood that the word "agent" as used in this subsection shall not refer to any Subcustodian and shall be limited to agents selected to perform ancillary services, which shall mean by way of illustration, and not of limitation, pricing and messenger services); or
 (iii) the insolvency of any Subcustodian which is not a branch or Affiliate of Bank; it being understood that Bank shall be deemed to have exercised reasonable care in respect of this subparagraph (iii) where Bank used reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its most recently published financial statements and other publicly available financial information; provided that, the foregoing exclusion of liability shall not apply to the extent that such insolvency resulted from an act or omission that would constitute a basis of liability for Bank under the standard of liability applicable to Bank under this Agreement in respect of one or more custody functions for which Bank is responsible to Customer hereunder.
 (d) Neither Bank nor any Subcustodian shall be liable for the acts or omissions of any Eligible Securities Depository (or, for purposes of clarity, any domestic securities depository).
 (e) In no event shall Bank incur liability hereunder if Bank or any Subcustodian, or any nominee of Bank or any Subcustodian (each a "Person"), is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:
 (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; or
 (ii) events or circumstances beyond the reasonable control of the applicable Person, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person's control and which could not be reasonably anticipated or prevented by such Person (each such provision, event or circumstance being a "Force Majeure Event").
 (f) In no event shall Customer incur liability to Bank if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of a Force Majeure Event.
 (g) Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any Instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement, or for any action taken or omitted by it in good faith, provided that such action or omission is consistent with the standard of liability applicable to Bank under this Agreement.
 (h) In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed, and shall be entitled to rely on and may act upon advice of counsel (which may be counsel for Customer) on all matters, and shall be without liability for action reasonably taken or omitted pursuant to such advice.
 (i) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses (including, without limitation, penalties, interest or additions to tax due), with respect to income from or Assets in the Accounts, provided that Bank has complied with the standard of care set forth in Section 14(a) of this Agreement (it being understood that while Bank's failure to comply with such standard of care shall constitute a breach of this Agreement, Bank shall have no liability for taxes or governmental charges and related expenses imposed or assessed with respect to such Assets prior to such breach or that would have been imposed or assessed even absent such breach).
(j) Bank need not maintain any insurance for the benefit of Customer.
 (k) Without limiting the foregoing, Bank shall not be liable for any Loss which results from (i) the general risk of investing, or (ii) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.
 (l) Consistent with and without limiting the application of the foregoing paragraphs of this Section 14, it is specifically acknowledged that Bank shall have no duty or responsibility to:
 (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;
 (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets;
 (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in
Section 8(c) hereof;
 (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Financial Assets are delivered or payments are made pursuant hereto;
 (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank;
 (vi) advise Customer or an Authorized Person regarding information (i) held on a confidential basis by an officer, director or employee of Bank (or any Affiliate of Bank) and (ii) obtained by such person in connection with the provision of services or other activities unrelated to global custody; and
 (vii) advise Customer or an Authorized Person promptly regarding corporate action information obtained by an officer, director or employee of Bank (or any Affiliate of Bank) who is not engaged directly in the provision of global custody services.
 (m) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein.
 (n) Upon the occurrence of any event which causes or may cause any Loss to the other party, each of Customer and Bank shall (and Bank shall cause each applicable Subcustodian to) use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the other party. For this purpose, the obligations of Customer and Bank to mitigate Losses (or potential Losses) hereunder shall include (but shall not be limited to) the periodic review and reconciliation by Bank and Customer (or Authorized Persons) of statements provided to Customer under Section 10 of this Agreement; provided, however, that Bank's obligations to Customer with respect to any transaction covered by a given statement shall be reduced to the extent that Bank's ability to mitigate damages related to such transaction has been compromised by Customer's failure to object to such statement within 180 days of Customer's receipt thereof.
15. BANK FEES AND EXPENSES.
 Customer agrees to pay Bank for its services under this Agreement such amount as may be agreed upon in writing. Customer agrees to reimburse Bank for its reasonable out-of-pocket or incidental expenses (including, without limitation, legal fees) incurred on behalf of Customer, provided that, in respect of such expenses, Bank has acted in conformity with the standard of care set forth in
Section 14 hereof. Bank shall obtain Customer's prior approval, which approval shall not be unreasonably withheld, of out-of-pocket or incidental expenses that Bank reasonably expects to exceed $10,000 or that approaches $10,000 during the process of incurring such expenses. In the latter case, Customer shall not withhold its approval on the ground that Bank had not obtained Customer's approval prior to beginning to incur such expenses if Bank believed in good faith that the subject expenses would not exceed $10,000. Subject to the foregoing, Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement.
16. MISCELLANEOUS.
 (a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Instructions, Bank shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of Customer with such currency brokers or banking institutions as Customer may determine and direct pursuant to Instructions. Bank shall be responsible for the transmission of cash and instructions to and from the currency broker or banking institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records in accordance with this Agreement. Bank shall have no duty with respect to the selection of currency brokers or banking institutions with which Customer deals or, as long as Bank acts in accordance with Instructions, for the failure of such brokers or banking institutions to comply with the terms of any contract or option.
 (b) Foreign Exchange Transactions as Principal. Bank shall not be obligated to enter into foreign exchange transactions as principal. However, if and to the extent that Bank makes available to Customer its services as principal in foreign exchange transactions, upon receipt of Instructions, Bank shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of Customer with Bank as principal. Instructions may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. Bank shall be responsible for the selection of currency brokers or banking institutions (which may include Affiliates of Bank and Subcustodians) and the failure of such currency brokers or banking institutions to comply with the terms of any contract or option.
 (c) Certification of Residency, etc. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.
 (d) Custodian's Records; Access to Records. Bank shall provide any assistance reasonably requested by Customer in the preparation of reports to Customer's shareholders and others, audits of accounts, and other ministerial matters of like nature. Bank shall maintain complete and accurate records with respect to Financial Assets and other Assets held for the account of Customer as required by the rules and regulations of the U.S. Securities and Exchange Commission applicable to investment companies registered under the 1940 Act. All such books and records maintained by Bank shall be made available to Customer upon request and shall, where required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Customer's books and records. Bank shall not unreasonably refuse to furnish to Customer such reports (or portions thereof) of Bank's external auditors as they relate directly to the Bank's system of internal accounting controls applicable to Bank's duties under this Agreement (commonly referred to as a "SAS 70 report"). Bank shall endeavor to obtain and furnish Customer with such similar reports as Customer may reasonably request with respect to each Subcustodian holding Assets of Customer. Except as respects Bank's SAS Report, as to which there shall be no charge, the Customer shall pay expenses of the Bank and any Subcustodians under this provision.
 (e) Confidential Information. The parties hereto agree that each shall treat confidentially all confidential information provided by each party to the other regarding its business and operations in accordance with this Agreement. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to a third party without the prior written consent of such providing party. Confidential information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, product and business proposals, business plans, and the like. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, that is generally furnished to third parties by the providing party without confidentiality restriction, or that is required to be disclosed by any bank examiner of Bank or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. For this purpose, Customer and any Authorized Person shall be permitted to disclose any information provided by Bank hereunder to the U.S. Securities and Exchange Commission (or its staff) in connection with any inspection or examination or other action or proceeding.
 (f) Governing Law; Successors and Assigns; Immunity; Captions. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assigned by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer or Bank may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer or Bank, as the case may be, irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.
 (g) Entire Agreement. This Agreement consists exclusively of this document (Schedules A and B hereof), together with the applicable riders for Russia and Taiwan (collectively "Riders") to the predecessor agreement to this Agreement. The Riders are hereby modified to apply to and amend the applicable sections of this Agreement in the same manner as they amended the equivalent sections of the predecessor agreement. There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.
 (h) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.
 (i) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.
 (j)  Representations and Warranties.
 (i) Customer hereby represents and warrants to Bank that: (A) it has full power and authority to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it has taken all necessary action to authorize the execution and delivery hereof.
 (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.
 (k) Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention:
Jane Janeczek, Vice President, Investor Services, Investment Management Group; and (b) Customer: Emerging Markets Growth Fund, Inc. c/o Capital International, Inc., Attention: Michael Felix, Senior Vice President, 135 South State College Boulevard, Brea, CA 92821-5804; with a copy to: Peter Kelly, Senior Vice President and Senior Counsel, Capital International Inc., 11100 Santa Monica Boulevard, 15th floor, Los Angeles, CA90025-3384.
 (l) Termination. This Agreement may be terminated by Customer or Bank by giving sixty (60) days' written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets . If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets . In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 15. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets , Bank, at its election, may deliver such Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold such Assets until Instructions are provided to Bank. For avoidance of doubt, Customer or the Bank may terminate this Agreement pursuant to its provisions.
 (m) Representative Capacity; Non-recourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF CUSTOMER IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF THE CUSTOMER'S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF CUSTOMER AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF CUSTOMER INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF CUSTOMER. BANK AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF CUSTOMER MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF CUSTOMER ARISING OUT OF THIS AGREEMENT.
 (n) Information Concerning Deposits at Bank. Bank's London Branch is a member of the United Kingdom Deposit Protection Scheme (the "Scheme") established under Banking Act 1987 (as amended). The Scheme provides that in the event of Bank's insolvency, payments may be made to certain customers of Bank's London Branch. Payments under the Scheme are limited to 90% of a depositor's total cash deposits subject to a maximum payment to any one depositor of Euro18,000 (or euro 20,000 if greater). Most deposits denominated in sterling and other European Economic Area Currencies and euros made with Bank within the United Kingdom are covered. Further details of the Scheme are available on request. Any cash so deposited with Bank's London Branch will be payable exclusively by Bank's London Branch in the applicable currency, subject to compliance with applicable law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.
 IN WITNESS WHEREOF, Customer and Bank have executed this Agreement as of the date first-written above.
EMERGING MARKETS GROWTH FUND, INC.
By: /s/ Peter C. Kelly
Name:  Peter C. Kelly
Title:  Vice President
THE CHASE MANHATTAN BANK
By: /s/ Jane Janeczek
Name: Jane Janeczek
Title: Vice President

264746v2

COUNTRY BANK            SUB-CUSTODIAN                   CORRESPONDENT

ARGENTINA               The Chase Manhattan Bank        BANCO GENERALE DE
                        Arenales 707, 5th Floor         NEGOCIOS
                        1061 Buenos Aires               BUENOS AIRES
                        ARGENTINA                       BIC - BGNEARBA
                        BIC - CHASARBA

AUSTRALIA               The Chase Manhattan Bank        AUSTRALIA AND NEW
                        Level 37, AAP Center            ZEALAND
                        259, George Street              BANKING GROUP,
                        Sydney NSW 2000                 MELBOURNE
                        AUSTRALIA                       BIC - ANZBAU2S
                        BIC - CHASAU2X

AUSTRIA                 Bank Austria AG                 CHASE MANHATTAN BANK AG
                        Julius Tandler Platz - 3        FRANKFURT
                        A-1090 Vienna                   BIC - CHASDEFX
                        AUSTRIA
                        BIC - BKAUATWW


BAHRAIN                 HSBC Bank Middle East           NATIONAL BANK OF
                        PO Box 57                       BAHRAIN
                        Manama, 304                     MANAMA
                        BAHRAIN                         BIC - NBOBBHBM
                        BIC -

BANGLADESH              Standard Chartered Bank         STANDARD CHARTERED BANK
                        18-20 Motijheel C.A             DHAKA
                        Box 536,                        BIC - SCBLBDDX
                        Dhaka-1000
                        BANGLADESH
                        BIC - SCBLBDDX

BELGIUM                 Fortis Bank N.V.                CHASE MANHATTAN BANK AG
                        3 Montagne Du Parc              FRANKFURT
                        1000 Brussels                   BIC - CHASDEFX
                        BELGIUM
                        BIC - GEBABEBB



BERMUDA                 The Bank of Bermuda             THE BANK OF BERMUDA LTD
                        Limited                         HAMILTON
                        6 Front Street                  BIC - BBDABMHM
                        Hamilton HMDX
                        BERMUDA
                        BIC - BBDABMHM

BOTSWANA                Barclays Bank of                BARCLAYS BANK OF
                        Botswana Limited                BOTSWANA LTD.
                        Barclays House, Khama           GABORONE
                        Crescent                        BIC - BARCBWGX
                        Gaborone
                        BOTSWANA
                        BIC - BARCBWGX

BRAZIL                  Citibank, N.A.                  CITIBANK, N.A.
                        Avenida Paulista, 1111          SAO PAULO
                        Sao Paulo, SP 01311-920         BIC - CITIBRSP
                        BRAZIL
                        BIC - CITIBRSP

BULGARIA                ING Bank N.V.                   ING BANK N.V.
                        Sofia Branch                    SOFIA
                        7 Vassil Levski Street          BIC - INGBBGSF
                        1000 Sofia
                        BULGARIA
                        BIC - INGBBGSF

CANADA                  Royal Bank of Canada            ROYAL BANK OF CANADA
                        200 Bay Street, Suite 1500      TORONTO
                        15th Floor                      BIC - ROYCCAT2
                        Royal Bank Plaza, North
                        Tower
                        Toronto
                        Ontario M5J 2J5
                        CANADA
                        BIC - ROYCAT2

CHILE                   Citibank, N.A.                  CITIBANK, N.A.
                        Avda. Andres Bello 2687         SANTIAGO
                        3rd and 5th Floors              BIC - CITICLRM
                        Santiago
                        CHILE
                        BIC - CITICLRM

CHINA - SHANGHAI        The Hongkong and                CITIBANK, N.A.
                        Shanghai Banking                NEW YORK
                        Corporation Limited             BIC - CITIUS33
                        34/F, Shanghai Senmao
                        International Building
                        101 Yin Cheng East Road
                        Pudong
                        Shanghai 200120
                        THE PEOPLE'S REPUBLIC OF
                        CHINA
                        BIC - HSBCCNSH

CHINA - SHENZHEN        THE HONGKONG AND SHANGHAI       THE CHASE MANHATTAN
                        BANKING CORPORATION LIMITED     BANK
                        1ST FLOOR                       HONG KONG
                        CENTURY PLAZA HOTEL             BIC - CHASHKHH
                        NO. 1 CHUN FENG LU
                        Shenzhen
                        THE PEOPLE'S REPUBLIC OF
                        CHINA
                        BIC - HSBCCNSHSZN

COLOMBIA                Cititrust Colombia S.A.         SOCIEDAD FIDUCIARIA
                        Sociedad Fiduciaria             FIDUCIARIA, SANTA FE DE
                        Carrera 9a No 99-02             BOGOTA
                        First Floor                     BIC- CTRUCOBI
                        Santa Fe de Bogota, D.C.
                        COLOMBIA
                        BIC - CTRUCOBI
                        CITITRUST COLOMBIA S.A.

CROATIA                 Privredna banka Zagreb          PRIVREDNA BANKA ZAGREB
                        d.d.                            D.D.
                        Savska c.28                     ZAGREB
                        10000 Zagreb                    BIC - PBZGHR2X
                        CROATIA
                        BIC - PBZGHR2X

CYPRUS                  The Cyprus Popular Bank         CYPRUS POPULAR BANK
                        Ltd.                            NICOSIA
                        154 Limassol Avenue             BIC - LIKICY2N
                        P.O. Box 22032
                        CY-1598 Nicosia,
                        CYPRUS
                        BIC - LIKICY2N



CZECH REPUBLIC          Ceskoslovenska Obchodni         CESKOSLOVENSKA OBCHODNI
                        Banka, A.S.                     BANKA, A.S.
                        Na Prikope 14                   A.S, PRAGUE
                        115 20 Prague 1                 BIC - CEKOCZPP
                        CZECH REPUBLIC
                        BIC - CEKOCZPP

DENMARK                 DANSKE BANK A/S                 UNIBANK A/S
                        2-12 Holmens Kanal              COPENHAGEN
                        DK 1092 Copenhagen K            BIC - UNIBDKKK
                        DENMARK
                        BIC - DABADKKK

ECUADOR                 Citibank, N.A.                  CITIBANK, N.A.
                        Av. Republica de El             QUITO
                        Salvador y
                        Naciones Unidas                 BIC - CITIECE1
                        (Esquina)
                        Quito
                        ECUADOR
                        BIC - CITIECE1

EGYPT                   Citibank, N.A.                  CITIBANK, N.A.
                        4 Ahmed Pasha Street            CAIRO
                        Garden City                     BIC - CITIEGCA
                        Cairo
                        EGYPT
                        BIC - CITIEGCA

ESTONIA                 Hansabank                       ESTI UHISPANK
                        Liivalaia 8                     TALLINN
                        EE0001 Tallinn                  BIC - EEUHEE2X
                        ESTONIA
                        BIC - HABAEE2X

FINLAND                 Merita Bank Plc                 CHASE MANHATTAN BANK AG
                        2598 Custody Services           FRANKFURT
                        Aleksis Kiven Katu 3-5          BIC - CHASDEFX
                        FIN-00020 MERITA,
                        Helsinki
                        FINLAND
                        BIC - MRITFIHH

FRANCE                  BNP PARIBAS S.A.                CHASE MANHATTAN BANK AG
                        Ref 256                         FRANKFURT
                        BP 141                          BIC - CHASDEFX
                        3, Rue D'Antin
                        75078 Paris
                        Cedex 02
                        FRANCE
                        BIC - BNPAFRPP

GERMANY                 DRESDNER BANK AG                CHASE MANHATTAN BANK AG
                        Juergen-Ponto-Platz 1           FRANKFURT
                        60284 Frankfurt/Main            BIC - CHASDEFX
                        GERMANY
                        BIC  - DRESDEFF

GHANA                   Barclays Bank of Ghana          BARCLAYS BANK OF GHANA
                        Limited                         LTD
                        Barclays House, High            ACCRA
                        Street
                        Accra                           BIC - BARCGRAA
                        GHANA
                        BIC - BARCGRAA

GREECE                  HSBC Bank PLC                   CHASE MANHATTAN BANK AG
                        1, Kolokotroni Street           FRANKFURT
                        105 62 Athens                   BIC - CHASDEFX
                        GREECE
                        BIC - BARCGRAA

HONG KONG               The Hongkong and Shanghai Banking   THE CHASE MANHATTAN BANK
                        Corporation Limited             HONG KONG
                        36th Floor, Sun Hung Kai        BIC  - CHASEHKHH
                        Centre
                        30 Harbour Road
                        Wan Chai
                        HONG KONG
                        BIC - HSBCHKHH

HUNGARY                 Citibank Rt.                    CITIBANK RT.

                        Szabadsag ter 7-9               BUDAPEST

                        H-1051 Budapest V               BIC - CITIHUHX

                        HUNGARY

                        BIC - CITIHUHX

INDIA                   THE HONGKONG AND                THE HONGKONG AND
                        SHANGHAI BANKING

                        Corporation Limited             SHANGHAI BANKING

                        Sudam Kalu Ahire Marg,          CORPORATION LIMITED
                        Worli

                        Mumbai 400 025                  MUMBAI

                        INDIA                           BIC - HSBCINBB

                        BIC - HSBCINBB

INDONESIA               The Hongkong and                STANDARD CHARTERED BANK
                        Shanghai Banking

                        Corporation Limited             JAKARTA

                        World Trade Center              BIC - SCBLIDJX

                        Jl. Jend Sudirman Kav.
                        29-31

                        Jakarta 10023

                        INDONESIA

                        BIC - HSBCIDJA

IRELAND                 Bank of Ireland                 CHASE MANHATTAN BANK AG

                        International Financial         FRANKFURT
                        Services Centre

                        1 Harbourmaster Place           BIC - CHASDEFX

                        Dublin 1

                        IRELAND

                        BIC - BISSIE2D

ISRAEL                  Bank Leumi le-Israel            BANK LEUMI LE-ISRAEL
                        B.M.                            B.M.

                        35, Yehuda Halevi Street        TEL AVIV

                        61000 Tel Aviv                  BIC - LUMIILIT

                        ISRAEL

                        BIC - LUMIILIT

ITALY                   BNP PARIBAS S.A.                CHASE MANHATTAN BANK AG

                        2 Piazza San Fedele             FRANKFURT

                        20121 Milan                     BIC - CHASDEFX

                        ITALY

                        BIC - BNPAITMM

IVORY COAST             Societe Generale de             SOCIETE GENERALE
                        Banques en Cote

                        d'Ivoire                        PARIS

                        5 et 7, Avenue J. Anoma - 01 B.P. 1355   BIC - SOGEFRPP

                        Abidjan 01

                        IVORY COAST

JAMAICA                 CIBC TRUST AND MERCHANT         CIBC TRUST AND MERCHANT
                        BANK                            BANK

                        Jamaica Limited                 JAMAICA LIMITED

                        23-27 Knutsford Blvd.           KINGSTON

                        Kingston 10                     BIC - CITMJMKN

                        JAMAICA

                        BIC - CITMJMKN

JAPAN                   The Fuji Bank, Limited          THE CHASE MANHATTAN
                                                        BANK

                        6-7 Nihonbashi-Kabutocho        TOKYO

                        Chuo-Ku                         BIC - CHASJPJT

                        Tokyo 103

                        JAPAN

                        BIC - FUJIJPJT

JORDAN                  Arab Bank Plc                   ARAB BANK PLC

                        P O Box 950544-5                AMMAN

                        Amman                           BIC  - ARABJOAX

                        Shmeisani

                        JORDAN

                        BIC  - ARABJOAX

KAZAKHSTAN              ABN AMRO BANK KAZAKHSTAN        ABN AMRO BANK

                        45, Khadzhi Mukana              KAZAKHSTAN, ALMATY
                        Street

                        480099 Almaty                   BIC - ABNAKZKX

                        KAZAKHSTAN

                        BIC - ABNAKZKX

KENYA                   Barclays Bank of Kenya          BARCLAYS BANK OF KENYA
                        Limited                         LTD

                        c/o Barclaytrust                NAIROBI
                        Investment Services

                        & Limited                       BIC - BARCKENX

                        Mezzanine 3, Barclays
                        Plaza, Loita Street

                        Nairobi

                        KENYA

                        BIC - BARCKENX

LATVIA                  A/S HANSABANKA                  A/S HANSABANKA

                        Kalku iela 26                   RIGA

                        Riga, LV 1050                   BIC - HABALV22

                        LATVIA

                        BIC - HABALV22

LEBANON                 HSBC Bank Middle East           THE CHASE MANHATTAN
                                                        BANK

                        Ras-Beirut Branch               NEW YORK

                        P.O. Box 11-1380                BIC - CHASUS33

                        Abdel Aziz

                        Ras-Beirut

                        LEBANON

                        BIC - BBMELBBX

LITHUANIA               Vilniaus Bankas AB              VILNIAUS BANKAS AB
                        Ukmerges str. 41-106            VILNIUS
                        LT 2662 Vilnius                 BIC - CBVILT2X
                        LITHUANIA
                        BIC - CBVILT2X

LUXEMBOURG              Banque Generale du              CHASE MANHATTAN BANK AG
                        Luxembourg S.A.                 FRANKFURT
                        50 Avenue J.F. Kennedy          BIC - CHASDEFX
                        L-2951
                        LUXEMBOURG
                        BIC - BGLLLULL

MALAYSIA                The Chase Manhattan Bank        THE CHASE MANHATTAN
                        (M) Berhad                      BANK (M)
                        Menara Dion, Level 26           BERHAD, KUALA LUMPUR
                        Jalan Sultan Ismail             BIC - CHASMYKX
                        50250, Kuala Lumpur
                        MALAYSIA
                        BIC - CHASMYKX

MAURITIUS               THE HONGKONG AND                THE HONGKONG AND SHANGHAI
                        SHANGHAI BANKING                BANKING CORPORATION LIMITED
                        CORPORATION LIMITED             PORT LOUIS
                        5/F LES CASCADES                BIC - HSBCMUMU
                        BUILDING
                        EDITH CAVELL STREET
                        PORT LOUIS
                        MAURITIUS
                        BIC - HSBCMUMU

MEXICO                  CHASE MANHATTAN BANK            CHASE MANHATTAN BANK,
                        MEXICO, S.A.                    MEXICO,
                        TORRE OPTIMA                    S.A. MEXICO, D.F
                        PASEO DE LAS PALMAS #405        BIC - CHASMXMX
                        PISO 15
                        LOMAS DE CHAPULTECPEC
                        1100 MEXICO, D.F
                        MEXICO
                        BIC - CHASMXMX

MOROCCO                 Banque Commerciale du           BANQUE COMMERCIALE DU
                        Maroc S.A.                      MAROC
                        2 Boulevard Moulay              S.A. CASABLANCA
                        Youssef                         BIC - BCMAMAMC
                        Casablanca 20000
                        MOROCCO
                        BIC - BCMAMAMC

NAMIBIA                 STANDARD BANK NAMIBIA           STANDARD CORPORATE &
                        LIMITED                         Merchant
                        MUTUAL PLATZ                    BANK, JOHANNESBURG
                        CNR. STROEBEL AND POST
                        STREETS
                        P.O.BOX 3327
                        WINDHOEK
                        NAMIBIA
                        BIC - SBNMNANX

NETHERLANDS             ABN AMRO N.V.                   CHASE MANHATTAN BANK AG
                        Kemelstede 2                    FRANKFURT
                        P. O. Box 3200                  BIC - CHASDEFX
                        4800 De Breda
                        NETHERLANDS
                        BIC - ABNANL2A

NEW ZEALAND             National Nominees               NATIONAL BANK OF NEW
                        Limited                         ZEALAND
                        Level 2 BNZ Tower               WELLINGTON
                        125 Queen Street                BIC - NBNZNZ22
                        Auckland
                        NEW ZEALAND
                        BIC - NATANZ22

*NIGERIA*               Stanbic Merchant Bank           STANDARD BANK OF SOUTH
                        Nigeria Limited                 Africa
                        188 Awolowo Road                JOHANNESBURG
                        P.O. Box 54746                  BIC - SBZAZAJJ
                        Falomo, Ikoyi
                        Lagos
                        NIGERIA
                        BIC - SBICNGLX

NORWAY                  Den Norske Bank ASA             DEN NORSKE BANK ASA
                        Stranden 21                     OSLO
                        PO Box 1171 Sentrum             BIC - DNBANOKK
                        N-0107 Oslo
                        NORWAY
                        BIC - DNBANOKK

OMAN                    HSBC Bank Middle East           OMAN ARAB BANK
                        Bait Al Falaj Main              MUSCAT
                        Office                          BIC - OMABOMRU
                        Ruwi, Muscat PC 112
                        OMAN
                        BIC - BBMEOMRX

PAKISTAN                Deutsche Bank AG                DEUTSCHE BANK AG
                        Unitowers                       KARACHI
                        I.I. Chundrigar Road            BIC - DEUTPKKA
                        Karachi 74200
                        PAKISTAN
                        BIC - DEUTPKKA

PERU                    Citibank, N.A.                  BANCO DE CREDITO DEL
                        Camino Real 457                 PERU
                        Torre Real - 5th Floor          LIMA
                        San Isidro, Lima 27             BIC - BCPLPEPL
                        PERU
                        BIC  - CITIPEP1

PHILIPPINES             THE HONGKONG AND                THE HONGKONG AND
                        SHANGHAI BANKING                SHANGHAI
                        CORPORATION LIMITED             BANKING CORPORATION
                        CUSTODY AND CLEARING            LIMITED
                        30/F DISCOVERY SUITES           MANILA
                        25 ADB AVENUE                   BIC - HSBCPHMM
                        ORTIGAS CENTER
                        PASIG CITY
                        PHILIPPINES
                        BIC - HSBCPHMM

POLAND                  Bank Handlowy w.                BANK ROZWOJU EKSPORTU S.A.
                        Warszawie S.A.                  WARSAW
                        ul. Senatorska 16               BIC - BREXPLPW
                        00-082 Warsaw
                        POLAND
                        BIC - BHWAPLPW

PORTUGAL                Banco Espirito Santo e          CHASE MANHATTAN BANK AG
                        Comercial de                    FRANKFURT
                        Lisboa, S.A.                    BIC - CHASDEFX
                        Rua Mouzinho da
                        Silveira, 36 R/c
                        1250 Lisbon
                        PORTUGAL
                        BIC - BESLPTPL

ROMANIA                 ABN AMRO Bank (Romania)         ABN AMRO BANK (ROMANIA)
                        S.A.                            S.A. BUCHAREST
                        World Trade Centre              BIC - ABNAROBU
                        Building-E, 2nd Floor
                        Bld. Expozitiei Nr. 2
                        78334 Bucharest 1
                        ROMANIA
                        BIC - ABNAROBU



*RUSSIA*                Chase Manhattan Bank            THE CHASE MANHATTAN
                        International                   Bank
                        1st Tverskaya - Yamskaya, 23    NEW YORK
                        125047 Moscow                   A/C THE CHASE MANHATTAN
                        RUSSIA                          BANK
                        BIC - CHASRUMX                  LONDON (US$ NOSTRO
                                                        ACCOUNT)
                                                        BIC - CHASUS33

SINGAPORE               STANDARD CHARTERED BANK         OVERSEA-CHINESE BANKING
                        3/F, 6 BATTERY ROAD             CORPORATION
                        049909                          SINGAPORE
                        SINGAPORE                       BIC - OCBCSGSG
                        BIC - SCBLSGSG

SLOVAK REPUBLIC         CESKOSLOVENSKA OBCHODNI         CESKOSLOVENSKA OBCHODNI
                        BANKA, A.S.                     BANKA,
                        MICHALSKA 18                    A.S. BRATISLAVA
                        815 63 BRATISLAVA               BIC - CEKOSKBX
                        SLOVAK REPUBLIC
                        BIC - CEKOSKBX

SLOVENIA                BANK AUSTRIA                    BANK AUSTRIA
                        CREDITANSTALT D.D.              CREDITANSTALT D.D.
                        LJUBLJANA                       LJUBLJANA
                        KOTNIKOVA 5                     BIC - BACXSI22
                        SL-61104 LJUBLJANA
                        SLOVENIA
                        BIC - BACXSI22



SOUTH AFRICA            The Standard Bank of            STANDARD CORPORATE &
                        South Africa Limited            Merchant
                        Standard Bank Centre            BANK, JOHANNESBURG
                        1st Floor
                        5 Simmonds Street
                        Johannesburg 2001
                        SOUTH AFRICA

SOUTH KOREA             THE HONGKONG AND                THE HONGKONG AND
                        SHANGHAI BANKING                SHANGHAI
                        CORPORATION LIMITED             BANKING CORPORATION
                        5/F HSBC BUILDING               LIMITED
                        #25, BONGRAE-DONG 1-GA          SEOUL
                        SEOUL                           BIC - HSBCKRSE
                        SOUTH KOREA
                        BIC - HSBCKRSE



SPAIN                   Chase Manhattan Bank            CHASE MANHATTAN BANK AG
                        CMB, S.A.                       FRANKFURT
                        Paseo de la Castellana,         BIC - CHASDEFX
                        51
                        28046 Madrid
                        SPAIN
                        BIC - JP MORGANSMX

SRI LANKA               The Hongkong and                THE HONGKONG AND
                        Shanghai Banking                SHANGHAI
                        Corporation Limited             BANKING CORPORATION
                        Unit #02-02, West Block         LIMITED
                        Podium                          COLOMBO
                        World Trade Center              BIC - HSBDLKLX
                        Colombo 1
                        SRI LANKA
                        BIC - HSBDLKLX

SWEDEN                  SKANDINAVISKA ENSKILDA          SVENSKA HANDELSBANKEN
                        BANKEN                          STOCKHOLM
                        SERGELS TORG 2                  BIC - HANDSESS
                        SE-106 40 STOCKHOLM
                        SWEDEN
                        BIC - ESSESESS

SWITZERLAND             UBS AG                          UBS AG
                        45 Bahnhofstrasse               ZURICH
                        8021 Zurich                     BIC - UBSWCHZH
                        SWITZERLAND
                        BIC - UBSWCHZH

TAIWAN                  The Chase Manhattan Bank        THE CHASE MANHATTAN
                        14th Floor                      BANK
                        2, Tun Hwa S. Road Sec.         TAIPEI
                        1                               BIC - CHASTWTX
                        Taipei
                        TAIWAN
                        BIC - CHASTWTX

THAILAND                STANDARD CHARTERED BANK         STANDARD CHARTERED BANK
                        14TH FLOOR, ZONE B              BANGKOK
                        SATHORN NAKORN TOWER            BIC - SCBLTHBX
                        100 NORTH SATHORN ROAD
                        BANGRAK, BANGKOK 10500
                        THAILAND
                        BIC - SCBLTHBX

TUNISIA                 BANQUE INTERNATIONALE           BANQUE INTERNATIONALE
                        ARABE DE TUNISIE, S.A.          Arabe de
                        70-72 AVENUE HABIB              TUNISIE, S.A., TUNIS
                        BOURGUIBA                       BIC - BIATTNTT
                        P.O. BOX 520
                        1080 TUNIS CEDEX
                        TUNISIA
                        BIC - BIATTNTT

TURKEY                  The Chase Manhattan Bank        THE CHASE MANHATTAN
                        Emirhan Cad. No: 145            BANK
                        Atakule, A Blok Kat:11          ISTANBUL
                        80700-Dikilitas/Besiktas        BIC - CHASTRIS
                        Istanbul
                        TURKEY
                        BIC - CHASTRIS

*UKRAINE*               ING Bank Ukraine                ING BANK UKRAINE
                        28 Kominterna Street            KIEV
                        5th Floor                       BIC - INGBUAUK
                        Kiev, 252032
                        UKRAINE
                        BIC - INGBUAUK

U.K.                    The Chase Manhattan Bank        NATIONAL WESTMINSTER
                        Crosby Court                    BANK
                        Ground Floor                    LONDON
                        38 Bishopsgate                  BIC - NWBKGB2L
                        London EC2N 4AJ
                        UNITED KINGDOM
                        BIC - CHASGB2L

URUGUAY                 BANKBOSTON, N.A.                BANKBOSTON, N.A.
                        ZABALA 1463                     MONTEVIDEO
                        MONTEVIDEO                      BIC - FNBBUYMM
                        URUGUAY
                        BIC - FNBBUYMM

U.S.A.                  The Chase Manhattan Bank        THE CHASE MANHATTAN
                        4 New York Plaza                BANK
                        New York                        NEW YORK
                        NY 10004                        BIC - CHASUS33
                        U.S.A.
                        BIC - CHASUS33

VENEZUELA               Citibank, N.A.                  CITIBANK, N.A.
                        Carmelitas a Altagracia         CARACAS
                        Edificio Citibank               BIC - CITIVEC1
                        Caracas 1010
                        VENEZUELA BIC - CITIVEC1

ZAMBIA                  Barclays Bank of Zambia         BARCLAYS BANK OF ZAMBIA
                        Limited                         LTD
                        Kafue House, Cairo Road         LUSAKA
                        Lusaka ZAMBIA                   BIC - BARCZMLX
                        BIC - BARCZMLX

ZIMBABWE                Barclays Bank of                BARCLAYS BANK OF
                        Zimbabwe Limited                ZIMBABWE LTD
                        2nd Floor, 3 Anchor             HARARE
                        House                           BIC - BARCZWHX
                        Jason Mayo Avenue
                        Harare ZIMBABWE BIC -
                        BARCZWHX

* RESTRICTED SERVICE ONLY.  PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR
FURTHER INFORMATION




                                   SCHEDULE B

COUNTRY              DEPOSITORY                             INSTRUMENTS

ARGENTINA            CVSA                                   EQUITY, CORPORATE DEBT,
                     (CAJA DE VALORES S.A.)                 GOVERNMENT DEBT

ARGENTINA            CRYL                                   GOVERNMENT DEBT
                     (CENTRAL DE REGISTRATION Y
                     LIQUIDACION DE
                     INSTRUMENTOS DE
                     ENDEUDAMIENTO PUBLICO)

AUSTRALIA            AUSTRACLEAR LIMITED                    CORPORATE DEBT, MONEY MARKET,
                                                            SEMI-GOVERNMENT DEBT

AUSTRALIA            CHESS                                  EQUITY
                     (CLEARING HOUSE ELECTRONIC
                     SUB-REGISTER SYSTEM)

AUSTRALIA            RITS                                   GOVERNMENT DEBT
                     (RESERVE BANK OF
                     AUSTRALIA/RESERVE BANK
                     INFORMATION AND TRANSFER
                     SYSTEM)

AUSTRIA              OEKB                                   EQUITY, CORPORATE DEBT,
                     (OESTERREICHISCHE                      GOVERNMENT DEBT
                     KONTROLLBANK AG)

BELGIUM              CIK                                    EQUITY, CORPORATE DEBT
                     (CAISSE INTERPROFESSIONNELLE DE
                     DEPOTS ET DE VIREMENTS DE TITRES S.A.)

BELGIUM              NBB                                    CORPORATE DEBT, GOVERNMENT
                     (NATIONAL BANK OF BELGIUM)             DEBT

BRAZIL               CBLC                                   EQUITY
                     (COMPANHIA BRASILEIRA
                     DE LIQUIDACAO E CUSTODIA)

BRAZIL               CETIP                                  CORPORATE DEBT
                     (CENTRAL DE CUSTODIA E LIQUIDACAO
                     FINANCIERA DE TITULOS PRIVADOS)

BRAZIL               SELIC                                  GOVERNMENT DEBT
                     (SISTEMA ESPECIAL DE LIQUIDACAO E
                     CUSTODIA)

BULGARIA             BNB                                    GOVERNMENT DEBT
                     (BULGARIA NATIONAL BANK)

BULGARIA             CDAD                                   EQUITY, CORPORATE DEBT
                     (CENTRAL DEPOSITORY A.D.)

CANADA               CDS                                    EQUITY, CORPORATE, GOVERNMENT
                     (THE CANADIAN DEPOSITORY               DEBT
                     FOR SECURITIES LIMITED)

CHILE                DCV                                    EQUITY, CORPORATE DEBT,
                     (DEPOSITO CENTRAL DE                   GOVERNMENT DEBT
                     VALORES S.A.)

CHINA,               SSCCRC                                 EQUITY
SHANGHAI             (SHANGHAI SECURITIES
                     CENTRAL CLEARING AND
                     REGISTRATION CORPORATION)

CHINA,               SSCC                                   EQUITY
SHENZHEN             (SHENZHEN SECURITIES
                     CLEARING COMPANY, LIMITED)

COLOMBIA             DCV                                    GOVERNMENT DEBT
                     (DEPOSITO CENTRAL DE
                     VALORES)

COLOMBIA             DECEVAL                                EQUITY, CORPORATE DEBT,
                     (DEPOSITO CENTRALIZADO DE              GOVERNMENT DEBT
                     VALORES DE COLOMBIA S.A.)

CROATIA              SDA                                    EQUITY, GOVERNMENT DEBT
                     (CENTRAL DEPOSITORY AGENCY
                     INC. - STREDISNJA
                     DEPOZITARNA AGENCIJA D.D.)

CROATIA              MOF                                    SHORT-TERM DEBT ISSUED BY THE
                     (MINISTRY OF FINANCE OF                MINISTRY OF FINANCE.
                     THE REPUBLIC OF CROATIA)

CROATIA              CNB                                    SHORT-TERM DEBT ISSUED BY THE
                     (CROATIAN NATIONAL BANK)               NATIONAL BANK OF CROATIA.

CZECH                SCP                                    EQUITY, CORPORATE DEBT,
REPUBLIC             (STREDISKO CENNYCH PAPIRU -            GOVERNMENT DEBT
                     CESKA REPUBLICA)

CZECH                CNB                                    GOVERNMENT DEBT
REPUBLIC             (CZECH NATIONAL BANK)

DENMARK              VP                                     EQUITY, CORPORATE DEBT,
                     (VAERDIPAPIRCENTRALEN A/S)             GOVERNMENT DEBT

EGYPT                MCSD                                   EQUITY, CORPORATE DEBT
                     (MISR FOR CLEARING,
                     SETTLEMENT AND DEPOSITORY,
                     S.A.E.)

ESTONIA              ECDS                                   EQUITY, CORPORATE DEBT,
                     (ESTONIAN CENTRAL                      GOVERNMENT DEBT
                     DEPOSITORY FOR SECURITIES
                     LIMITED - EESTI
                     VAATPABERITE
                     KESKDEPOSITOORIUM)

FINLAND              APK                                    EQUITY, CORPORATE DEBT,
                     (FINNISH CENTRAL                       GOVERNMENT DEBT
                     SECURITIES DEPOSITORY
                     LIMITED)

FRANCE               EUROCLEAR FRANCE                       EQUITY, CORPORATE DEBT,
                                                            GOVERNMENT DEBT

GERMANY              CBF                                    EQUITY, CORPORATE DEBT,
                     (CLEARSTREAM BANKING AG)               GOVERNMENT DEBT

GREECE               CSD                                    EQUITY, CORPORATE DEBT
                     (CENTRAL SECURITIES
                     DEPOSITORY S.A.)

GREECE               BOG                                    GOVERNMENT DEBT
                     (BANK OF GREECE)

HONG KONG            HKSCC                                  EQUITY
                     (HONG KONG SECURITIES
                     CLEARING COMPANY LIMITED)

HONG KONG            CMU                                    CORPORATE DEBT, GOVERNMENT
                     (CENTRAL MONEYMARKETS                  DEBT
                     UNIT)

HUNGARY              KELER                                  EQUITY, CORPORATE DEBT, GOVERNMENT DEBT
                     (CENTRAL CLEARING HOUSE
                     AND DEPOSITORY (BUDAPEST)
                     LTD. - KOZPONTI
                     ELSZAMOLOHAZ ES ERTEKTAR
                     (BUDAPEST) RT.)

INDIA                NSDL                                   EQUITY, CORPORATE DEBT,
                     (NATIONAL SECURITIES                   GOVERNMENT DEBT
                     DEPOSITORY LIMITED)

INDIA                CDSL                                   EQUITY
                     (CENTRAL DEPOSITORY
                     SERVICES (INDIA) LIMITED)

INDIA                RBI                                    GOVERNMENT DEBT
                     (RESERVE BANK OF INDIA)

INDONESIA            KSEI                                   EQUITY, CORPORATE DEBT
                     (PT KUSTODIAN SENTRAL EFEK
                     INDONESIA)

IRELAND              CREST                                  EQUITY, CORPORATE DEBT
                     (CRESTCO LIMITED)

ISRAEL               TECH                                   EQUITY, CORPORATE DEBT,
                     (TEL AVIV STOCK EXCHANGE               GOVERNMENT DEBT
                     CLEARING HOUSE)

ITALY                MONTE TITOLI S.P.A.                    EQUITY, CORPORATE DEBT,
                                                            GOVERNMENT DEBT

IVORY                DC/BR                                  EQUITY
COAST                (LE DEPOSITAIRE CENTRAL /
                     BANQUE DE REGLEMENT)

JAMAICA              JCSD                                   EQUITY, CORPORATE DEBT,
                     (JAMAICA CENTRAL                       GOVERNMENT DEBT
                     SECURITIES DEPOSITORY)

JAPAN                JASDEC                                 EQUITY, CONVERTIBLE DEBT
                     (JAPAN SECURITIES
                     DEPOSITORY CENTER)

JAPAN                BOJ                                    REGISTERED GOVERNMENT DEBT
                     (BANK OF JAPAN)

KAZAHKSTAN           CSD                                    EQUITY
                     (CENTRAL SECURITIES
                     DEPOSITORY CJSC)

KENYA                CBCD                                   GOVERNMENT DEBT
                     (CENTRAL BANK CENTRAL
                     DEPOSITORY)

LATVIA               LCD                                    EQUITY, CORPORATE DEBT,
                     (LATVIAN CENTRAL                       GOVERNMENT DEBT
                     DEPOSITORY)

LEBANON              MIDCLEAR S.A.L.                        EQUITY
                     (CUSTODIAN AND CLEARING
                     CENTER OF FINANCIAL
                     INSTRUMENTS FOR LEBANON
                     AND THE MIDDLE EAST
                     S.A.L.)

LITHUANIA            CSDL                                   EQUITY, CORPORATE DEBT,
                     (CENTRAL SECURITIES                    GOVERNMENT DEBT
                     DEPOSITORY OF LITHUANIA)

LUXEMBOURG           CBL                                    EQUITY
                     (CLEARSTREAM BANKING S.A.)

MALAYSIA             MCD                                    EQUITY, CORPORATE DEBT
                     (MALAYSIAN CENTRAL
                     DEPOSITORY SDN. BHD.)

MALAYSIA             BNM                                    GOVERNMENT DEBT
                     (BANK NEGARA MALAYSIA)

MAURITIUS            CDS                                    EQUITY, CORPORATE DEBT
                     (CENTRAL DEPOSITORY AND
                     SETTLEMENT COMPANY
                     LIMITED)

MEXICO               INDEVAL                                EQUITY, CORPORATE DEBT,
                     (S.D. INDEVAL S.A. DE                  GOVERNMENT DEBT
                     C.V.)

MOROCCO              MAROCLEAR                              EQUITY, CORPORATE DEBT,
                                                            GOVERNMENT DEBT

NETHERLANDS          NECIGEF                                EQUITY, CORPORATE DEBT,
                     (NEDERLANDS CENTRAAL                   GOVERNMENT DEBT
                     INSITUUT VOOR GIRAAL
                     EFFECTENVERKEER B.V.)

NEW                  NZCSD                                  EQUITY, CORPORATE DEBT,
ZEALAND              (NEW ZEALAND CENTRAL                   GOVERNMENT DEBT
                     SECURITIES DEPOSITORY)

NIGERIA              CSCS                                   EQUITY, CORPORATE DEBT,
                     (CENTRAL SECURITIES                    GOVERNMENT DEBT
                     CLEARING SYSTEM LIMITED)

NORWAY               VPS                                    EQUITY, CORPORATE DEBT,
                     (VERDIPAPIRSENTRALEN)                  GOVERNMENT DEBT

OMAN                 MDSRC                                  EQUITY, CORPORATE DEBT
                     (THE MUSCAT DEPOSITORY AND
                     SECURITIES REGISTRATION
                     COMPANY, S.A.O.C.)

PAKISTAN             CDC                                    EQUITY, CORPORATE DEBT
                     (CENTRAL DEPOSITORY
                     COMPANY OF PAKISTAN
                     LIMITED)

PAKISTAN             SBP                                    GOVERNMENT DEBT
                     (STATE BANK OF PAKISTAN)

PERU                 CAVALI                                 EQUITY, CORPORATE DEBT,
                     (CAVALI ICLV S.A.)                     GOVERNMENT DEBT

PHILIPPINES          PCD                                    EQUITY
                     (PHILIPPINE CENTRAL
                     DEPOSITORY, INC.)

PHILIPPINES          ROSS                                   GOVERNMENT DEBT
                     (BANGKO SENTRAL NG
                     PILIPINAS / REGISTER OF
                     SCRIPLESS SECURITIES)

POLAND               NDS                                    EQUITY, LONG-TERM GOVERNMENT
                     (NATIONAL DEPOSITORY FOR               DEBT
                     SECURITIES S.A.)

POLAND               CRT                                    SHORT-TERM GOVERNMENT DEBT
                     (CENTRAL REGISTRY OF
                     TREASURY-BILLS)

PORTUGAL             INTERBOLSA                             EQUITY, CORPORATE DEBT,
                     (SOCIEDADE GESTORA DE                  GOVERNMENT DEBT
                     SISTEMAS DE LIQUIDACAO E DE SISTEMAS
                     CENTRALIZADOS DE VALORES MOBILIARIOS,
                     S.A.)

ROMANIA              SNCDD                                  EQUITY
                     (NATIONAL COMPANY FOR
                     CLEARING, SETTLEMENT AND
                     DEPOSITORY FOR SECURITIES)

ROMANIA              BSE                                    EQUITY
                     (BUCHAREST STOCK EXCHANGE)

RUSSIA               VTB                                    EQUITY, CORPORATE DEBT,
                     (VNESHTORGBANK)                        GOVERNMENT DEBT (MINISTRY OF
                                                            FINANCE BONDS)

RUSSIA               NDC                                    EQUITY, CORPORATE DEBT,
                     (NATIONAL DEPOSITORY                   GOVERNMENT DEBT
                     CENTRE)

SINGAPORE            CDP                                    EQUITY, CORPORATE DEBT
                     (THE CENTRAL DEPOSITORY
                     (PTE) LIMITED)

SINGAPORE            MAS                                    GOVERNMENT DEBT
                     (MONETARY AUTHORITY OF
                     SINGAPORE)

SLOVAK               SCP                                    EQUITY, CORPORATE DEBT,
REPUBLIC             (STREDISKO CENNYCH                     GOVERNMENT DEBT
                     PAPIEROV SR BRATISLAVA,
                     A.S.)

SLOVAK               NBS                                    GOVERNMENT DEBT
REPUBLIC             (NATIONAL BANK OF
                     SLOVAKIA)

SLOVENIA             KDD                                    EQUITY, CORPORATE DEBT,
                     (CENTRALNA KLIRINSKO                   GOVERNMENT DEBT
                     DEPOTNA DRUZBA D.D.)

SOUTH                CDL                                    CORPORATE DEBT, GOVERNMENT
AFRICA               (CENTRAL DEPOSITORY (PTY)              DEBT
                     LIMITED)

SOUTH                STRATE                                 EQUITY
AFRICA               (SHARE TRANSACTIONS
                     TOTALLY ELECTRONIC)

SOUTH                KSD                                    EQUITY, CORPORATE DEBT,
KOREA                (KOREA SECURITIES                      GOVERNMENT DEBT
                     DEPOSITORY)

SPAIN                SCLV                                   EQUITY, CORPORATE DEBT
                     (SERVICIO DE COMPENSACION
                     Y LIQUIDACION DE VALORES,
                     S.A.)

SPAIN                CBEO                                   GOVERNMENT DEBT
                     (BANCO DE ESPANA / CENTRAL
                     BOOK ENTRY OFFICE)

SRI LANKA            CDS                                    EQUITY, CORPORATE DEBT
                     (CENTRAL DEPOSITORY SYSTEM
                     (PRIVATE) LIMITED)

SWEDEN               VPC                                    EQUITY, CORPORATE DEBT,
                     (VARDEPAPPERSCENTRALEN AB)             GOVERNMENT DEBT

SWITZERLAND          SIS                                    EQUITY, CORPORATE DEBT,
                     (SIS SEGAINTERSETTLE AG)               GOVERNMENT DEBT

TAIWAN               TSCD                                   EQUITY, GOVERNMENT DEBT
                     (TAIWAN SECURITIES CENTRAL
                     DEPOSITORY CO., LTD.)

THAILAND             TSD                                    EQUITY, CORPORATE DEBT,
                     (THAILAND SECURITIES                   GOVERNMENT DEBT
                     DEPOSITORY COMPANY
                     LIMITED)

TRANSNATIONAL        DCC                                    EURO-CDS
                     (THE DEPOSITORY AND
                     CLEARING CENTRE)

TRANSNATIONAL        CBL                                    INTERNATIONALLY TRADED DEBT,
                     (CLEARSTREAM BANKING, S.A.)            EQUITY

TRANSNATIONAL        EUROCLEAR                              INTERNATIONALLY TRADED DEBT,
                                                            EQUITY

TUNISIA              STICODEVAM                             EQUITY, CORPORATE DEBT,
                     (SOCIETE TUNISIENNE INTERPROFESSIONNELLE    GOVERNMENT DEBT
                     POUR LA COMPENSATION ET LE
                     DEPOT DES VALEURS MOBILIERES)

TURKEY               TAKASBANK                              EQUITY, CORPORATE DEBT,
                     (IMKB TAKAS VE SAKLAMA BANKASI A.S.)   GOVERNMENT DEBT

UNITED               DFM                                    EQUITY, CORPORATE DEBT,
ARAB                 (DUBAI FINANCIAL MARKET                GOVERNMENT DEBT
EMIRATES             CLEARING HOUSE)

UNITED               CREST                                  EQUITY, CORPORATE DEBT,
KINGDOM              (CRESTCO LIMITED)                      GOVERNMENT DEBT

UNITED               CMO                                    STERLING & EURO CDS,
KINGDOM              (CENTRAL MONEYMARKETS                  COMMERCIAL PAPER
                     OFFICE)

UNITED               DTC                                    EQUITY, CORPORATE DEBT
STATES               (DEPOSITORY TRUST COMPANY)

UNITED               PTC                                    MORTGAGE BACK DEBT
STATES               (PARTICIPANTS TRUST
                     COMPANY)

UNITED               FED                                    GOVERNMENT DEBT
STATES               (THE FEDERAL RESERVE BOOK-ENTRY SYSTEM)

VENEZUELA            BCV                                    GOVERNMENT DEBT
                     (BANCO CENTRAL DE
                     VENEZUELA)

VENEZUELA            CVV                                    EQUITY, CORPORATE DEBT, MONEY
                     (CAJA VENEZOLANA DE                    MARKET
                     VALORES, S.A.)

VIETNAM              SCC                                    EQUITY, CORPORATE DEBT,
                     (SECURITIES CUSTODY CENTRE)            GOVERNMENT DEBT

ZAMBIA               CSD                                    EQUITY, GOVERNMENT DEBT
                     (LUSE CENTRAL SHARES
                     DEPOSITORY LIMITED)


                        ELIGIBLE SECURITIES DEPOSITORIES

ZAMBIA           BOZ                                GOVERNMENT DEBT
                 (BANK OF ZAMBIA)
